[LOGO] Bank of America                               Amendments to Documents
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                        AMENDMENT NO. 4 TO BUSINESS LOAN
                                    AGREEMENT

          This Amendment No. 4 (the "Amendment") dated as of October 10, 1997, is between Bank of America NT & SA (the "Bank") and Coffee People, Inc. (the "Borrower").

                                    RECITALS

          A. The Bank and the  Borrower  entered  into a certain  Business  Loan
Agreement   dated  as  of  September  4,  1996,  as   previously   amended  (the
"Agreement").

          B. The Bank and the Borrower desire to further amend the Agreement.

                                    AGREEMENT

          1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

          2. AMENDMENTS. The Agreement is hereby amended as follows:

             2.1 A new Subparagraph 8.2(d) is hereby added to the Agreement to read in its entirety as follows:

                  8.2(d) A detailed individual store earnings report within 45 days after the end of each fiscal quarter.

             2.2 In Paragraph 8.3 of the Agreement the ratio ".75:1.0" is substituted for the ratio "1.25:1.0".

             2.3 Paragraph 8.3A of the Agreement is amended in its entirety as follows:

                  8.3A TOTAL LIABILITIES TO TANGIBLE NET WORTH. To maintain for each quarterly accounting period, a ratio of total liabilities to tangible net worth not exceeding the levels indicated for each period specified below:

                 Period                              Ratio
                 ------                              -----

                 For September 30, 1997             4.5:1.0

                 From December 31, 1997
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                through March 31, 1998              4.0:1.0

                Period                              Ratio
                ------                              -----

                From June 30, 1998
                through September 30, 1998         3.0:1.0

                From December 31, 1998
                through September 30, 1999         2.5:1.0

                From December 31, 1999
                and thereafter                     2.0:1.0

"Total liabilities" means the sum of current liabilities plus long term liabilities.

"Tangible net worth" means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

             2.4 Paragraph 8.4 of the Agreement is amended in its entirety as follows:

                  8.4 CASH FLOW RATIO. To maintain for each quarterly accounting period, a cash flow ratio of at least 2.0:1.0.

                       "Cash flow ratio" means the ratio of cash flow to the current portion of long term debt.

                       "Cash flow" is defined as net income, excluding all extraordinary charges and/or recoveries associated with the closure of seven retail stores announced with the Borrower's June 30, 1997 financial statement, plus depreciation and amortization, less non-financed capital expenditures, plus the cash and cash equivalents balance as of the last day of the most recent quarterly accounting period.

                       This ratio will be calculated at the end of each fiscal quarter, using the result of that quarter and each of the three immediately preceding quarters. The current portion of long term debt will be measured as of the last day of the most recent quarterly accounting period.

             2.5 A new Paragraph 8.7A is hereby added to the Agreement to read in its entirety as follows:

                  8.7A CHANGE IN OWNERSHIP. Not to cause, permit or suffer any change, direct or indirect, in the Borrower's capital ownership that would allow an outside entity or current minority owner to obtain a controlling interest in the Borrower.

             2.6 A new Paragraph 8.7B is hereby added to the Agreement to read in its entirety as follows:

                  8.7B CHANGE IN MANAGEMENT. Not to cause, permit, or suffer any material changes in the Borrower's Board of Directors or senior management without the Bank's prior written consent.

          3. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

     This Amendment is executed as of the date stated at the beginning of this Amendment.


Bank of America NT & SA                       Coffee People, Inc.



X  /s/ Sharon Capizzo                         X  /s/ Kenneth B. Ross
-------------------------------               ----------------------------------
By:      Sharon Capizzo                       By:      Kenneth B. Ross
Title:   Vice President                       Title:   Chief Financial Officer